Exhibit 99.1

FOR ADDITIONAL INFORMATION:
Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation Scott Dawson	The Ardell Group Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: sdawson@amcc.com	E-Mail: angela@ardellgroup.com

Tuesday, August 15, 2006

Company Press Release

AMCC RECEIVES NOTICE FROM NASDAQ DUE TO LATE FILING OF

FORM 10-Q

SUNNYVALE—August 15, 2006—Applied Micro Circuits Corporation (Nasdaq: AMCC) today announced that due to the delay in the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, it has received an additional letter from The Nasdaq Stock Market indicating that the Company’s common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14). AMCC previously announced on June 30, 2006 that due to the delay in the filing of its Annual Report on Form 10-K for the year ended March 31, 2006, it had received a letter from The Nasdaq Stock Market indicating that the Company’s common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

AMCC has requested and was granted a hearing before the Nasdaq Listing Qualification Panel. At the hearing, which is scheduled for August 17, 2006, AMCC’s management will present in person its plan to regain compliance with Nasdaq’s filing requirements. There can be no assurance that the Nasdaq Panel will grant the Company’s request for an extension that would allow the continued listing of the Company’s common stock on The Nasdaq Global Market until the Company files its Annual Report on Form 10-K for the year ended March 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

As previously announced, AMCC has delayed filing its Annual Report on Form 10-K for the year ended March 31, 2006 as a result of the self-initiated review by the Company’s Audit Committee of the Company’s historical stock option grant practices and related accounting. The Audit Committee is being assisted by outside legal counsel and accounting experts. Until the Audit Committee’s review is complete, the Company will be unable to complete and file its Annual Report on Form 10-K for the year ended March 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. The Company intends to file these reports as soon as practicable after the completion of the Audit Committee’s review.

AMCC Overview

AMCC provides the essential building blocks for the processing, transporting and storing of information worldwide. The Company blends systems and software expertise with high-performance, high-bandwidth silicon integration to deliver silicon, hardware and software solutions for global wide area networks (WAN), embedded applications such as PowerPC and programmable SOC architectures, storage area networks (SAN), and high-growth storage markets such as Serial ATA (SATA) RAID. AMCC’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com.

Forward Looking Statements

This press release contains forward-looking statements that reflect the Company’s current view with respect to future events and performance. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to: the results of the Audit Committee’s review of the Company’s historical stock option grant practices and related accounting; the impact of any actions that may be taken or required as a result of such review; the effect of AMCC’s failure to timely file all required reports under the Securities Exchange Act of 1934, as amended; the potential delisting of AMCC’s common stock from The Nasdaq Stock Market; the risks that may be associated with potential claims and proceedings relating to such matters; and other risks described in AMCC’s filings with the Securities and Exchange Commission. More information about potential factors that could affect the Company’s business and financial results is included under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date any such statement is made.

AMCC is a registered trademark of Applied Micro Circuits Corporation.